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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements dated January 31, 2002 (except for Notes 4, 11 and 12, as to which the date is April 12, 2002), and our report on the financial statement schedule dated January 31, 2002 in Amendment No. 7 to the Registration Statement (Form S-1, 333-64808) and related Prospectus of ExpressJet Holdings, Inc. dated April 17, 2002.


                                                Ernst & Young LLP


Houston, Texas
April 12, 2002